As filed with the Securities and Exchange Commission on April
28, 1994
                                  Registration No. 33-
================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       __________________

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       __________________

                      NEW PLAN REALTY TRUST
         (Exact name of registrant as specified in its
                      declaration of trust)

             Massachusetts                     13-1995781
    (State or other jurisdiction of         (I.R.S. employer
    incorporation or organization)         identification no.)

                   1120 Avenue of the Americas
                    New York, New York 10036
                         (212) 869-3000
      (Address, including zip code, and telephone number,
              including area code, of registrant's
                  principal executive offices)
                       __________________

                         William Newman
                     Chief Executive Officer
                      New Plan Realty Trust
                   1120 Avenue of the Americas
                    New York, New York 10036
                         (212) 869-3000
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                       __________________

                           Copies to:
                    Robinson Silverman Pearce
                        Aronsohn & Berman
                   1290 Avenue of the Americas
                    New York, New York 10104
                 Attention: Alan S. Pearce, Esq.
                            Steven G. Scheinfeld, Esq.

                          Brown & Wood
                     One World Trade Center
                    New York, New York 10048
              Attention: Thomas R. Smith, Jr., Esq.
                         Douglas A. Sgarro, Esq.

                       __________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X

                                                  CACULATION OF REGISTRATION FEE

                                                    Proposed            Proposed
Title of Each Cass               Amount             Maximum             Maximum
of Securities to be              to be              Offering Price      Aggregate               Amount of
Registered(1)                    Registered (2)     Per Unit (2)(3)     Offering Price(2)(3)    Registration Fee
____________________             ______________     _________________   ____________________    ________________


Debt Securities(4).......        (10)               (10)                (10)
Preferred Shares,
 $1.00 par value(5)......        (10)               (10)                (10)
Depositary Shares representing
 Preferred Shares, $1.00
 par value(6)...........         (10)               (10)                (10)
Common Shares of Beneficial
 Interest without par value(7)   (10)               (10)                (10)
Warrants(8)                      (10)               (10)                (10)
Total(9)                         $250,000,000                           $250,000,000            $86,207(11)



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                        (Footnotes on next page)
================================================================

(Footnotes for previous page)

(1) This Registration Statement also covers contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred
     Shares, Depositary Shares, Common Shares of Beneficial
     Interest or Warrants. Such contracts would be issued with respect to the Debt Securities, Preferred Shares,
     Depositary Shares, Common Shares of Beneficial Interest and/or Warrants covered hereby.
(2) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for Preferred Shares or Common Shares of Beneficial Interest that are issued upon conversion of Debt Securities, Preferred Shares or Depositary Shares registered hereunder or upon exercise of the Warrants registered hereunder, as the case may be. Similarly, no separate consideration will be received for Debt Securities that are issued upon the exercise of Warrants registered hereunder.
(4) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt
     Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregated initial offering price not to exceed
     $250,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (9) below, there is being registered hereunder an indeterminate number of Preferred Shares as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of Preferred Shares as shall be issuable upon conversion or redemption of Debt Securities registered hereby and upon exercise of Warrants registered hereby.
(6) Subject to note (9) below, there are being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in Preferred
     Shares registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the Preferred Shares will be issued to the depositary under the Deposit Agreement.
(7) Subject to note (9) below, there is being registered hereunder an indeterminate number of Common Shares of Beneficial Interest as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of Common Shares of Beneficial
     Interest as shall be issuable upon conversion or redemption of Debt Securities or Preferred Shares or upon exercise of Warrants registered hereby.
(8) Subject to note (9) below, there are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Shares or Common Shares of Beneficial Interest registered hereby.
(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(10) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(11) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
                     SUBJECT TO COMPLETION
          PRELIMINARY PROSPECTUS, DATED APRIL 28, 1994
PROSPECTUS
                      NEW PLAN REALTY TRUST

                          $250,000,000

               Debt Securities, Preferred Shares,
          Depositary Shares, Common Shares and Warrants

    New Plan Realty Trust ("New Plan" or the "Trust") may from time to time offer in one or more series its (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities," and together with Senior Securities, the "Debt Securities"), (ii) preferred shares of beneficial interest, par value $1.00 per share ("Preferred Shares"), (iii) Preferred Shares represented by depositary shares ("Depositary Shares"),
(iv) common shares of beneficial interest without par value ("Common Shares"), or (v) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, "Warrants"), with an aggregate initial public offering price of up to $250,000,000 on terms to be determined at the time of offering. Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust or repayment at the option of the Holder, terms for sinking fund payments, terms for conversion into Preferred Shares or Common Shares, and any initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other terms and conditions, and any initial public offering price; (iii) in the case of Depositary Shares, the fractional share of a Preferred Share represented by each such Depositary Share; (iv) in the case of Common Shares, any initial public offering price; and
(v) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of certain types of Offered Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for federal income tax purposes.

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The Offered Securities may be offered directly, through agents designated from time to time by the Trust, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

                         _______________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
  OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                        CRIMINAL OFFENSE.

                         _______________

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
 OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO
                    THE CONTRARY IS UNLAWFUL.

                         _______________

       The date of this Prospectus is _________ __, 1994.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                      AVAILABLE INFORMATION

     The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Trust with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Shares are listed on the New York Stock Exchange and similar information concerning the Trust can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Trust has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Trust and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Trust under the Exchange Act with the Commission and are incorporated herein by reference:

          1. The Trust's Annual Report on Form 10-K for the year ended July 31, 1993, filed October 15, 1993 pursuant to the Exchange Act.

          2. The Trust's Quarterly Reports on Form 10-Q for the three-month periods ended October 31, 1993 and January 31,
     1994, filed on December 10, 1993 and March 15, 1994, respectively, pursuant to the Exchange Act.

          3.  The Trust's Report on Form 8-K dated August 13,
     1993, filed August 16, 1993 pursuant to the Exchange Act.

          4.  The Trust's Amendment on Form 8-K/A dated October
     6, 1993, filed October 7, 1993 pursuant to the Exchange
     Act.

          5.  The Trust's Report on Form 8-K dated November 17,
     1993, filed November 18, 1993 pursuant to the Exchange Act.

          6.  The Trust's Amendment on Form 8-K/A dated January
     13, 1994, filed January 14, 1994 pursuant to the Exchange
     Act.

          7.  The Trust's Report on Form 8-K dated April 7,
     1994, filed April 7, 1994 pursuant to the Exchange Act.

          8.  The Trust's Amendment No. 2 on Form 8-K/A dated
     April 21, 1994, filed April 21, 1994 pursuant to the
     Exchange Act.

          9.  The Trust's Report on Form 8-K dated February 10,
     1994, filed February 10, 1994 pursuant to the Exchange Act.

          10. Item 1 of the Trust's registration statement on Form 8-A, as amended, filed May 19, 1986 pursuant to
     Section 12 of the Exchange Act.


     All documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to New Plan Realty Trust, Attention: Ronald Frankel, 1120 Avenue of the Americas, New York, New York 10036; (212) 869-3000.

                            THE TRUST

     New Plan, one of the largest publicly traded real estate investment trust in the United States based on the aggregate market value of its outstanding Common Shares, is a self-administered and self-managed equity real estate investment trust which primarily owns shopping centers. The Trust's present equity investments consist principally of 88 shopping centers, with approximately 11,090,000 gross rentable square feet, five factory outlet centers with approximately 1,534,573 gross rentable square feet (including expansions under construction), 15 rental apartment complexes containing 2,862 apartment units and one office building containing approximately 51,000 gross rentable square feet. These properties are located in 18 States. Since the organization of the corporate predecessor of the Trust in 1962, the Trust and its predecessor have been directed by members of the Newman family. The Newman family has been active in real estate ownership and management since 1926.

     The Trust has paid regular and uninterrupted cash distributions on its Common Shares since it commenced operations as a real estate investment trust in 1972. These distributions, which are paid quarterly, have increased from $0.19 per Common Share in fiscal 1973 to $1.275 per Common Share in fiscal 1993. Since inception, each distribution has either been equal to or greater than the distribution preceding it, and the distributions have been increased in each of the last 59 consecutive quarters. The Trust intends to continue to declare quarterly distributions on its Common Shares.

     The Trust invests its assets in income-producing real estate, with a primary emphasis on shopping centers, including factory outlet centers, and garden apartments. The Trust's primary investment strategy is to identify and purchase well-located shopping centers, including factory outlet centers, and garden apartments usually at a significant discount to replacement cost. The Trust seeks to achieve income growth through a program of expansion, renovation, leasing, re-leasing and improving the tenant mix. The Trust minimizes development risks by generally purchasing existing income-producing properties.

     The Trust, a Massachusetts business trust, maintains its executive offices at 1120 Avenue of the Americas, New York, New
York 10036, and its telephone number is (212) 869-3000.


               RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of the Trust for the periods indicated:

                                          SIX MONTHS
          YEAR ENDED JULY 31,               ENDED
    1989  1990  1991   1992  1993      JANUARY 31, 1994
    ____  ____  ____   ____  ____      ________________

    13.0  17.1  20.0   30.4  25.3            20.8

     To date, the Trust has not issued any preferred shares; therefore, the ratios of earnings to combined fixed charges and preferred share dividends are unchanged from the ratios presented in this section. For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before income taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.



                         USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Trust intends to use the net proceeds from the sale of the Offered Securities for working capital and general corporate purposes, which may include the acquisition of shopping centers, factory outlet centers and garden apartments as suitable opportunities arise, the expansion and improvement of certain properties owned or to be owned by the Trust, and the repayment of certain indebtedness outstanding at such time.


                 DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus
Supplement may relate.  The particular terms of the Debt
Securities being offered and the extent to which such general provisions may apply will be described in a Prospectus
Supplement relating to such Debt Securities.

     The Senior Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Senior Securities Indenture"), between the Trust and a trustee to be selected by the Trust (the "Senior Securities Trustee") and the Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), between the Trust and a trustee to be selected by the Trust (the "Subordinated Securities Trustee"). The Senior Securities Indenture and the Subordinated Securities Indenture are referred to herein individually as the "Indenture" and collectively as the "Indentures," and the Senior Securities Trustee and the Subordinated Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." A form of the Senior Securities Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Senior Securities Trustee or as described above under "Available Information." A form of the Subordinated Securities Indenture will be filed as an exhibit to an amendment to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Subordinated Securities Trustee or as described above under "Available Information." The Indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The descriptions of the Indentures set forth below assume that the Trust has entered into the Indentures. The Trust will execute the applicable Indenture when and if the Trust issues Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. Unless otherwise specified, all section references appearing herein are to sections of the Indentures, and capitalized terms used but not defined herein shall have the meanings set forth in the Indentures.

Provisions Applicable to Both Senior Securities and Subordinated
Securities

General

     The Debt Securities will be direct, unsecured obligations of the Trust. Senior Securities will rank pari passu with certain other senior debt of the Company that may be outstanding from time to time and will rank senior to all Subordinated Securities that may be outstanding from time to time. Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Trust or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

     Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609) thereunder, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

           (1) the title of such Debt Securities;

           (2) the classification of such Debt Securities as Senior Securities or Subordinated Securities;

           (3) the aggregate principal amount of such Debt
               Securities and any limit on such aggregate principal amount;

           (4) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

           (5) if convertible, in connection with the preservation of the Trust's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares or Preferred
               Shares into which such Debt Securities are convertible;

           (6) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

           (7) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt
               Securities will bear interest, if any;

           (8) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

           (9) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Trust in respect of such Debt Securities and the applicable Indenture may be served;

          (10) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Trust, if the Trust is to have such an option;

          (11) the obligation, if any, of the Trust to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (12) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (13) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or other method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

          (14) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

          (15) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

          (16) whether such Debt Securities will be issued in certificated or book-entry form;

          (17) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

          (18) the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the applicable Indenture;

          (19) if such Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

          (20) the terms, if any, upon which such Debt
               Securities may be convertible into Common Shares or Preferred Shares of the Trust and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

          (21) whether and under what circumstances the Trust will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment;

          (22) the name of the applicable Trustee and the address of its corporate trust office; and

          (23) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as set forth below under "Certain Covenants -- Limitations on Incurrence of Debt," neither Indenture contains any other provisions that would limit the ability of the Trust to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. However, restrictions on ownership and transfers of the Trust's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Preferred Shares" and "Description of Common Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus
Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof
(Section 302).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307).

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section
305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each Place of Payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither the Trust nor any Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

Merger, Consolidation or Sale

     The Trust may merge with or into, consolidate with, or sell, lease or convey all or substantially all of its assets to, any other trust or corporation, provided that (a) either the Trust shall be the continuing trust or corporation, or the successor trust or corporation (if other than the Trust) formed by or resulting from any such merger or consolidation or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indentures; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustees (Sections 801 and 803).

Certain Covenants

     Limitations on Incurrence of Debt. The Trust will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of (i) the Trust's Total Assets (as defined below) as of the end of the calendar quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Trust or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt, and (iii) the amount of any securities offering proceeds received by the Trust or any Subsidiary since the end of such calendar quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt) (Section 1004).

     In addition to the foregoing limitation on the incurrence of Debt, the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Trust or any Subsidiary is greater than 40% of the sum of (i) the Trust's Total Assets as of the end of the calendar quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, (ii) the purchase price of any real estate assets or mortgages receivable acquired by the Trust or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt and (iii) the amount of any securities offering proceeds received by the Trust or any Subsidiary since the end of such calendar quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt) (Section 1004).

     In addition to the foregoing limitations on the incurrence of Debt, the Trust will not, and will not permit any Subsidiary to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on the Debt of the Trust and all Subsidiaries to be outstanding immediately after the incurring of such additional Debt (Section 1004).

     Existence. Except as permitted under "Merger, Consolidation or Sale," the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1005).

     Maintenance of Properties. The Trust will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Trust and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1006).

     Insurance. The Trust will, and will cause each of its Subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-:V (Section 1007).

     Payment of Taxes and Other Claims. The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all future taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary, unless such lien would not have a material adverse effect upon such property; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) for which the Trust has set apart and maintains an adequate reserve (Section 1008).

     Provision of Financial Information. Whether or not the Trust is subject to Section 13 or 15(d) of the Exchange Act, the Trust will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Trust were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Trust would have been required so to file such documents if the Trust were so subject. The Trust will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections and (ii) file with the Trustees copies of the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections and (y) if filing such documents by the Trust with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009).

     As used herein,

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income (as defined below) of the Trust and its Subsidiaries plus amounts which have been deducted for (a) interest on Debt of the Trust and its Subsidiaries, (b) provision for taxes of the Trust and its Subsidiaries based on income, (c) amortization of debt discount, (d) property depreciation and amortization and (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period.

     "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Trust and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" of the Trust or any Subsidiary means any indebtedness of the Trust or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Trust or any Subsidiary, (iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Trust or any Subsidiary as lessee which is reflected on the Trust's Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Trust's Consolidated Balance Sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Trust or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Trust or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Trust or any Subsidiary whenever the Trust or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Maximum Annual Service Charge" as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from such date for interest on, and required amortization of, Debt. The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any such Debt which matures serially other than at the final maturity date of such Debt.

     "Total Assets" as of any date means the sum of (i)
Undepreciated Real Estate Assets and (ii) all other assets of the Trust and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

     "Undepreciated Real Estate Assets" as of any date means the amount of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

Events of Default, Notice and Waiver

     Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Trust contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in such Indenture; (e) an event of default under any evidence of indebtedness of the Trust or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured or evidenced, such default having resulted in the acceleration of the maturity of an aggregate principal amount exceeding $10,000,000 of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within a specified period of time; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust, any Significant Subsidiary or the property of the Trust or any Significant Subsidiary; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust.

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and
(b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture (Section 502). Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

     Each Trustee is required to give notice to the Holder of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

     Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the Trustee thereunder for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).

     Subject to provisions in each Indenture relating to its duties in case of default, each Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the applicable Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Trust must deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1010).

Modification of the Indentures

     Modifications and amendments of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; (f) if Subordinated Securities, modify any of the provisions of the Subordinated Securities Indenture relating to the subordination of such Subordinated Securities in a manner adverse to the Holders thereof; or (g) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities have the right to waive compliance by the Trust with certain covenants in the applicable
Indenture (Section 1012).

     Modifications and amendments of each Indenture may be made by the Trust and the applicable Trustee without the consent of any Holder of Debt Securities issued thereunder for any of the following purposes: (i) to evidence the succession of another Person to the Trust as obligor under the applicable Indenture;
(ii) to add to the covenants of the Trust for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust in the applicable Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the applicable Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Preferred Shares or Common Shares of the Trust;
(viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the applicable Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

     Each Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to
Section 301 of the Indenture, and (iv) Debt Securities owned by the Trust or any other obligor upon the Debt Securities or any Affiliate of the Trust or of such other obligor shall be disregarded (Section 101).

     Each Indenture contains provisions of convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Trust or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series:
(i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

     The Trust may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section
401).

     Each Indenture provides that, if the provisions of Article XIV are made applicable to the Debt Securities of or within any series pursuant to Section 301 of such Indenture, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, of the applicable Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Trust with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Trust has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by covering the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a Foreign Currency, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,
(ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established (Section 101). Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made is U.S. dollars.

     In the event the Trust effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause
(d) under "Events of Default, Notice and Waiver" with respect to
Section 1004 to 1009, inclusive, of the applicable Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

     The terms and conditions, if any, upon which the Debt Securities are convertible into Preferred Shares or Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Preferred Shares or Common Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depository") identified in the applicable Prospectus Supplement relating to such series. Global Securities are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

     Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the Trust anticipates that the following provisions will apply to depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Trust if such Debt Securities are offered and sold directly by the Trust. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

     Payments of principal of, any premium and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Trust, the Trustees, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Trust expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depository or its nominee. The Trust also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Trust within 90 days, the Trust will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Trust may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Trust, of $1,000 and integral multiples thereof.

Provisions Applicable Solely to Subordinated Securities

General

     Subordinated Securities will be issued under the Subordinated Indenture and will rank pari passu with certain other subordinated debt of the Company that may be outstanding from time to time and will rank junior to all Senior Indebtedness (as defined below) of the Company (including any Senior Securities) that may be outstanding from time to time. All section references appearing below are to sections of the Subordinated Indenture.

     The term "Senior Indebtedness" is defined in the Subordinated Indenture as indebtedness incurred by the Trust for money borrowed whether outstanding on the date hereof or incurred in the future, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness and guarantees by the Trust of the foregoing items of indebtedness for money borrowed by persons other than the Trust, unless, in any such case, such indebtedness or guarantee provides by its terms that it shall not constitute Senior Indebtedness.

     If Subordinated Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Trust may incur.

Subordination

     The payment of the principal of (and premium, if any) and interest on the Subordinated Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Trust.

     (a) Upon (i) any acceleration of the principal amount due on the Subordinated Securities or (ii) any payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Trust, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal and premium, if any, and interest due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Subordinated Securities, and upon any such acceleration, dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Securities would be entitled, except for the provisions of the Subordinated Indenture, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the Subordinated Securities upon the Senior Indebtedness and the holders thereof with respect to the Subordinated Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Trust or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Subordinated Securities if received by them, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money's worth, after giving effect to any concurrent payments or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Subordinated Securities. The consolidation of the Trust with or the merger of the Trust into another Person or the liquidation or dissolution of the Trust following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in the Subordinated Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for these purposes.

     (b) In the event that any payment or distribution of assets of the Trust of any kind or character not permitted by the foregoing provisions, whether in cash, property or securities, shall be received by the holders of Subordinated Securities before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     (c) No payment on account of principal of, premium, if any, sinking funds or interest on the Subordinated Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with the terms of such Senior Indebtedness. No payment on account of principal, premium, if any, sinking funds or interest on the Subordinated Securities shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

Subrogation

     From and after the payment in full of all Senior Indebtedness, the holders of the Subordinated Securities (together with the holders of any other indebtedness of the Trust which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Subordinated Securities and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Trust applicable to the Senior Indebtedness until the Subordinated Securities shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of the Subordinated Securities, shall, as between the Trust, its creditors other than the holders of Senior Indebtedness, and the holders of the Subordinated Securities, be deemed to be a payment by the Trust to or on account of the Senior Indebtedness, it being understood that these provisions of the Subordinated Indenture are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in the Subordinated Indenture is intended to or shall impair as between the Trust, its creditors other than the holders of Senior Indebtedness, and the holders of the Subordinated Securities, the obligation of the Trust, which is unconditional and absolute, to pay to the holders of the Subordinated Securities the principal of, premium, if any, and interest on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Securities and creditors of the Trust other than the holders of the Senior Indebtedness, nor shall anything therein prevent the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under such Security subject to the rights of the holders of Senior Indebtedness to receive cash, property or securities of the Trust otherwise payable or deliverable to the holders of the Subordinated Securities or to a representative of such holders, on their behalf.


                 DESCRIPTION OF PREFERRED SHARES

     The Trust is authorized to issue 1,000,000 preferred shares of beneficial interest, par value $1.00 per share, and no Preferred Shares were outstanding as of the date of this Prospectus.

     The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The particular terms of the Preferred Shares being offered and the extent to which such general provisions may or may not apply will be described in a Prospectus Supplement relating to such Preferred Shares. The statements below describing the Preferred Shares are in all respect subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust, as amended.

General

     Subject to limitations prescribed by Massachusetts law and the Declaration of Trust, as amended, the Board of Trustees is authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof. The Preferred Shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

     Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

      (1) The title and stated value of such Preferred Shares;

      (2) The number of shares of such Preferred Shares being offered, the liquidation preference per share and the offering price of such Preferred Shares;

      (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

      (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

      (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

      (6) The provision for a sinking fund, if any, for such Preferred Shares;

      (7) The provisions for redemption, if applicable, of such Preferred Shares;

      (8) Any listing of such Preferred Shares on any securities exchange;

      (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common
          Shares of the Trust, including the conversion price
          (or manner of calculation thereof);

     (10) Whether interests in such Preferred Shares will be represented by Depositary Shares;

     (11) A discussion of federal income tax considerations applicable to such Preferred Shares;

     (12) The relative ranking and preferences of such Preferred
          Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

     (13) Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

     (14) Any limitations on direct or beneficial ownership and restrictions on transfer of such Preferred Shares, in each case as may be appropriate to preserve the status of the Trust as a REIT; and

     (15) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares.


Rank

     Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of Common Shares of the Trust, and to all equity securities ranking junior to such Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be; (ii) on a parity with all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be; and (iii) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Trust, as the case may be. As used in the Declaration of Trust, as amended, for these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

     Holders of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Trust on such record dates as shall be fixed by the Board of Trustees of the Trust.

     Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Trust fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If any Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred shares of the Trust of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon the Preferred Shares of such series and any other series of preferred shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other capital stock ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares or any other capital stock of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares or any other capital stock of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Trust (except by conversion into or exchange for other capital stock of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Shares of any series will be subject to mandatory redemption or redemption at the option of the Trust, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital stock of the Trust, the terms of such Preferred Shares may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable capital stock of the Trust pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital stock of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Trust.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the stock transfer books of the Trust. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by the Trust in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, such Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such Preferred Shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to the Trust.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital stock of the Trust ranking junior to any series of Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of such series of Preferred Shares shall be entitled to receive, after payment or provision for payment of the Trust's debts and other liabilities, out of assets of the Trust legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of Preferred Shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all such outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital stock of the Trust ranking on a parity with such series of Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of Preferred Shares and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If the liquidating distributions shall have been made in full to all holders of a series of Preferred Shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of capital stock ranking junior to such series of Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of the Trust with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Trust immediately followed by incorporation of another corporation to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Trust's assets to another corporation; provided that, in each case, effective provision is made in the charter of the resulting and surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of Preferred Shares.

Voting Rights

     Holders of any series of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement. If the Trust elects to issue a series of Preferred Shares, it may also amend the Declaration of Trust, as amended, to provide for certain additional voting rights to holders of Preferred Shares.

     Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of a majority of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust, as amended, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

     Under Massachusetts law, notwithstanding anything to the contrary set forth above, holders of each series of Preferred Shares will be entitled to vote as a class upon a proposed amendment to the Declaration of Trust, as amended, whether or not entitled to vote thereon by the Declaration of Trust, as amended, if the amendment would increase the aggregate number of authorized shares of such series, increase or decrease the par value of the shares of such series, or alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely.

Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Shares.

Restrictions on Ownership

     For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Therefore, the Declaration of Trust, as amended, imposes certain restrictions on the ownership and transferability of Preferred Shares. For a general description of such restrictions, see "Description of Common Shares -- Restrictions on Ownership."
All certificates representing Preferred Shares will bear a legend referring to these restrictions.


                DESCRIPTION OF DEPOSITARY SHARES

General

     The Trust may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable Prospectus Supplement. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Trust, the depositary named therein (the "Preferred Shares Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt, to all rights and preferences of the Preferred Shares represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by the Trust to the Preferred Shares Depositary, the Trust will cause the Preferred Shares Depositary to issue, on behalf of the Trust, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Trust upon request, and the following summary of the form thereof filed as an exhibit to the Registration Statement of which this Prospectus is a part is qualified in its entirety by reference thereto.

Dividends and Other Distributions

     The Preferred Shares Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary.

     In the event of a distribution other than in cash, the Preferred Shares Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary, unless the Preferred Shares Depositary determines that it is not feasible to make such distribution, in which case the Preferred Shares Depositary may, with the approval of the Trust, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

     Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Shares Depositary (unless the related Depositary Shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of Preferred Shares represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Shares to be withdrawn, the Preferred Shares Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Trust does not expect that there will be any public market for Preferred Shares that are withdrawn as described in this paragraph.

Redemption of Depositary Shares

     Whenever the Trust redeems Preferred Shares held by the Preferred Shares Depositary, the Preferred Shares Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided the Trust shall have paid in full to the Preferred Shares Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Trust.

     From and after the date fixed for redemption, all dividends in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Shares Depositary.

Voting of the Preferred Shares

     Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Preferred Shares Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Preferred Shares Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder's Depositary Shares. The Preferred Shares Depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Trust will agree to take all reasonable action which may be deemed necessary by the Preferred Shares Depositary in order to enable the Preferred Shares Depositary to do so. The Preferred Shares Depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Shares Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Shares Depositary.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

Conversion of Preferred Shares

     The Depositary Shares, as such, are not convertible into Common Shares or any other securities or property of the Trust. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of the Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Shares Depositary with written instructions to the Preferred Shares Depositary to instruct the Trust to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Shares, other shares of Preferred Shares of the Trust or other shares of capital stock, and the Trust has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt will be issued for any Depositary Shares not to be converted. No fractional shares of Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Trust equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Trust and the Preferred Shares Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     The Deposit Agreement may be terminated by the Trust upon not less than 30 days' prior written notice to the Preferred Shares Depositary if (i) such termination is necessary to preserve the Trust's status as a REIT or (ii) at least two-thirds of each series of Preferred Shares affected by such termination consents to such termination, whereupon the Preferred Shares Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Shares Depositary with respect to such Depositary Receipt. The Trust has agreed that if the Deposit Agreement is terminated to preserve the Trust's status as a REIT, then the Trust will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed or converted, or (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Trust and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares.

Charges of Preferred Shares Depositary

     The Trust will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Trust will pay the fees and expenses of the Preferred Shares Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the Preferred Shares Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

     The Preferred Shares Depositary may resign at any time by delivering to the Trust notice of its election to do so, and the Trust may at any time remove the Preferred Shares Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Shares Depositary. A successor Preferred Shares Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     The Preferred Shares Depositary will forward to holders of Depositary Receipts any reports and communications from the Trust which are received by the Preferred Shares Depositary with respect to the related Preferred Shares.

     Neither the Preferred Shares Depositary nor the Trust will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Trust and the Preferred Shares Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence or willful misconduct, and the Trust and the Preferred Shares Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Trust and the Preferred Shares Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the Preferred Shares Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Trust, on the other hand, the Preferred Shares Depositary shall be entitled to act on such claims, requests or instructions received from the Trust.


                  DESCRIPTION OF COMMON SHARES

     The Trust has the authority to issue an unlimited number of common shares of beneficial interest without par value. At
April 28, 1994, the Trust had outstanding 49,422,890 common shares of beneficial interest without par value.

     The following description of the Common Shares sets forth certain general terms and provisions of the Common Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Shares will be issuable upon conversion of Debt Securities or Preferred Shares or upon the exercise of Warrants. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust, as amended.

     Holders of the Trust's Common Shares will be entitled to receive dividends when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor. Payment and declaration of dividends on the Common Shares and purchases of Common Shares by the Trust will be subject to certain restrictions if the Trust fails to pay dividends on the Preferred Shares. See "Description of Preferred Shares". Upon any liquidation, dissolution or winding up of the Trust, holders of Common Shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of the Trust and the preferential amounts owing with respect to any outstanding Preferred Shares. The Common Shares will possess ordinary voting rights for the election of trustees and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of Common Shares will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the Trust's Common Shares voting for the election of trustees can elect all of the trustees if they choose to do so and the holders of the remaining shares cannot elect any trustees. Approval of the following matters requires the affirmative vote of the holders of at least 66 2/3% of all outstanding Common Shares:
amendments to the Trust's Declaration of Trust, as amended, termination of the Trust, certain mergers, reorganizations or consolidations of the Trust or the sale, conveyance, exchange or other disposition of more than 50% of the Trust's property. Holders of Common Shares will not have preemptive rights, which means they have no right to acquire any additional Common Shares that may be issued by the Trust at a subsequent date. The Common Shares will, when issued, be fully paid and nonassessable.

Restrictions on Ownership

     For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and its capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). The Declaration of Trust, as amended, imposes certain restrictions on the ownership and transferability of Common Shares and Preferred Shares (collectively, "Shares"). If two-thirds (2/3) of the Trustees determine that ownership of Shares has become, or that there is a substantial possibility it may become, concentrated to an extent which would prevent the Trust from continuing to be qualified as a REIT, then the Trustees may redeem (by lot or other manner deemed equitable by the Trustees) a sufficient number of Shares to bring the ownership of the Shares into conformity with the requirements of the Code, or prohibit the transfer of Shares to prevent the ownership of Shares from being concentrated to an extent which may not allow the Trust to qualify as a REIT under the Code. The redemption price to be paid will be (i) the last reported sale price of the applicable Shares on the last business day prior to the redemption date on the principal national securities exchange on which such Shares are listed, or (ii) if the applicable Shares are not so listed, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected from time to time by the Trustees for the purpose, or
(iii) if not determinable as aforesaid, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to the Shares called for redemption, except the right to payment of the applicable redemption price. Under certain circumstances the proceeds of redemption might be taxed as a dividend to the recipient.

     In order to insure that the Trust remains qualified as a REIT for federal income tax purposes, the Declaration of Trust, as amended, also provides that any transfer of Shares that would prevent the Trust from continuing to be so qualified shall be void ab initio, and the intended transferee of such Shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Shares shall be deemed to have acted as agent on behalf of the Trustees in acquiring such Shares, and to hold such Shares on behalf of the Trustees.

     All certificates representing Common Shares will bear a legend referring to these restrictions.

     If a shareholder has knowledge that he owns, directly or indirectly, together with certain related persons, 5,000 or more Shares (including Shares into which convertible securities, options and warrants may be converted or purchased pursuant thereto), within 10 days of becoming aware of such ownership, whether or not connected with any acquisition of Shares, he must notify the Trust in writing of such fact and must similarly notify the Trust of any subsequent acquisition of Shares (or convertible securities, options or warrants) by himself or related persons of which he has knowledge within 10 days of becoming aware of such acquisition. In addition, each shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The Registrar and Transfer Agent for the Trust's Common
Shares is The First National Bank of Boston.


                     DESCRIPTION OF WARRANTS

     The Trust may issue Warrants for the purchase of Debt Securities, Preferred Shares, Depositary Shares or Common Shares. Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Trust and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Trust in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the currencies in which the price of such Warrants may be payable;
(5) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (6) the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (7) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the securities purchasable upon exercise of such Warrants will be payable; (8) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (9) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (10) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (11) the minimum or maximum amount of such Warrants which may be exercised at any one time; (12) information with respect to book-entry procedures, if any; (13) a discussion of certain Federal income tax considerations; and (14) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


            CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
                TO THE TRUST OF ITS REIT ELECTION

     The following summary of certain federal income tax considerations to the Trust is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of Offered Securities. Certain federal income tax considerations relevant to holders of the Offered Securities will be provided in the applicable Prospectus Supplement relating thereto.

     EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Trust as a REIT

     General. The Trust has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code, commencing with its taxable year ended July 31, 1972. The Trust believes that, commencing with its taxable year ended July 31, 1972, it was organized and has been operating in such a manner as to qualify for taxation as a REIT under the Code and the Trust intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

     These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     In the opinion of Altheimer & Gray, commencing with the Trust's taxable year which ended July 31, 1972, the Trust has been organized in conformity with the requirements for qualification as a REIT, and its method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Trust as to factual matters. In addition, this opinion is based upon the factual representations of the Trust concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Trust's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Altheimer & Gray. Accordingly, no assurance can be given that the actual results of the Trust's operation in any particular taxable year will satisfy such requirements. See "--Failure to Qualify."

     If the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Trust will be subject to federal income tax as follows: First, the Trust will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference.
Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to
(a) the gross income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Trust's profitability.
Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Trust acquires any asset from a C Corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Trust is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Trust, then, to the extent of the excess, if any, of the fair market value over the adjusted basis of any such asset as of the beginning of the Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest regular corporate rate pursuant to Internal Revenue Service ("IRS") regulations that have not yet been promulgated.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Section 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

     The Trust has satisfied condition (5) and believes that it has issued sufficient shares to allow it to satisfy condition
(6). In addition, the Trust's Declaration of Trust, as amended, provides for restrictions regarding ownership and transfer of the Trust's capital stock, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions pertaining to a particular series of Preferred Shares are described in "Description of Preferred Shares -- Restrictions on Ownership."

     The Trust owns and operates a number of properties through subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Trust's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

     Income Tests. In order to maintain qualification as a REIT, the Trust annually must satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received by the Trust will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, the Trust may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Trust does not and will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts of sales, as described above), the Trust does not and will not rent any property to a Related Party Tenant, and the Trust does not and will not derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease). The Trust directly performs services under certain of its leases.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Trust attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. As discussed above under "-- General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests. The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (including (i) assets held by the Trust's qualified REIT subsidiaries and the Trust's allocable share of real estate assets held by partnerships in which the Trust owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust), cash, cash items and government securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities.

     The Trust currently has numerous wholly-owned subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT is prohibited by the asset tests. However, if the Trust's subsidiaries are "qualified REIT subsidiaries" as defined in the Code, such subsidiaries will not be treated as separate corporations for federal income tax purposes. Thus, the Trust's ownership of stock of a "qualified REIT subsidiary" will not cause the Trust to fail the asset tests.

     Annual Distribution Requirements. The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus
(B) the sum of certain items of non-cash income. In addition, if the Trust disposes of any asset during a Recognition Period, the Trust will be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Trust intends to make timely distributions sufficient to satisfy this annual distribution requirement.

     It is possible that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Trust. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Trust may find it necessary to arrange for short-term, or possibly long-term borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

     If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.


                      PLAN OF DISTRIBUTION

     The Trust may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Trust also may offer and sell the Offered Securities in exchange for one or more of its then outstanding issues of debt or convertible debt securities. The Trust also may, from time to time, authorize underwriters acting as the Trust's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Trust to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in a Prospectus Supplement, the Trust will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Offered Securities of the series to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Offered Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Trust. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Offered Securities are being sold to underwriters, the Trust shall have sold to such underwriters the total principal amount of such Offered Securities or number of Warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Trust or such institutional investors thereunder.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Trust and its subsidiaries in the ordinary course of business.


                          ERISA MATTERS

     The Trust may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code, unless such transactions are effected pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to invest in the Offered Securities should consult with its legal counsel.



                         LEGAL OPINIONS

     The validity of the Offered Securities will be passed upon for the Trust by Robinson Silverman Pearce Aronsohn & Berman, New York, New York. Robinson Silverman Pearce Aronsohn & Berman will rely on Fordham & Starrett, P.C., Boston, Massachusetts, as to matters of Massachusetts law, including the legal authorization and issuance of the Offered Securities. Certain legal matters in connection with the Offered Securities will be passed upon for any underwriters, dealers or agents by Brown & Wood, New York, New York. Altheimer & Gray, Chicago, Illinois, has acted as counsel to the Trust on tax and certain other matters. Norman Gold, a member of Altheimer & Gray, is a Trustee. Mr. Gold beneficially owns 10,899 Common Shares.


                             EXPERTS

     The consolidated balance sheets as of July 31, 1993 and 1992 and the consolidated statements of income, changes in shareholders' equity, and cash flows and the consolidated financial statement schedules of the Trust for each of the three years in the period ended July 31, 1993, which appear in the Annual Report on the Form 10-K incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing. The historical summary of revenues and certain operating expenses of certain properties acquired by the Trust for the year ended December 31, 1992 appearing in the Trust's Reports on Form 8-K/A dated October 6, 1993 and January 13, 1994, respectively, and the historical summary of revenues and certain operating expenses of certain properties acquired by the Trust for the year ended July 31, 1993 appearing in the Trust's Report on Form 8-K dated February 10, 1994, have been audited by Eichler, Bergsman, Belonsky & Co., independent accountants, as set forth in their reports thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

       PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table itemizes the expenses incurred by the Trust in connection with the offering of the Offered Securities.
All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                    Item           Amount
                    ____           ______

     Registration Fee -- Securities and
       Exchange Commission . . . . . . . . .          $86,207
     Fees of Rating Agencies . . . . . . . .              *
     Legal Fees and Expenses . . . . . . . .              *
     Accounting Fees and Expenses. . . . . .              *
     Printing and Engraving Expenses . . . .              *
     Blue Sky Fee and Expenses . . . . . . .              *
     Trustee's Fees (including counsel fees)              *
     Miscellaneous Expenses. . . . . . . . .              *
                                                      _________

          Total. . . . . . . . . . . . . . .          $   *
                                                      _________
________________________
* To be furnished by amendment.



Item 15.  Indemnification of Trustees and Officers.

     The Declaration of Trust provides in substance that no Trustee or officer is liable to the Trust, to a shareholder or to third persons except for his own willful misconduct, bad faith, gross negligence or reckless disregard of his duties. The Declaration of Trust further provides in substance that, with the exceptions stated above, a Trustee or officer is entitled to be indemnified against all liability incurred in connection with the affairs of the Trust. The Declaration of Trust also provides that no Trustee will be personally liable to the Trust or its shareholders for monetary damages for breach of fiduciary duty as a Trustee notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the Trustee's duty of loyalty to the Trust or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for obtaining an improper benefit, or (iv) for paying a dividend or making a distribution to shareholders or a loan to officers or Trustees which is illegal under the Massachusetts Business Corporation Law. In addition, the Declaration of Trust authorizes the Trustees to purchase and pay for liability insurance to indemnify the Trustees and officers against certain claims and liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  Exhibits.

     Exhibit
     Number
     _______

  **(1.1)   Form of Underwriting Agreement Basic Provisions for
            Debt Securities and Warrants to Purchase Debt
            Securities.
  **(1.2)   Form of Underwriting Agreement Basic Provisions for
            Preferred Shares, Depositary Shares, Common Shares
            and Warrants.
   *(3.1)   Declaration of Trust, dated July 31, 1972, filed as
            Exhibit 3.1 to Registration Statement No. 2-45633,
            together with the following amendments:
            *(a)    Amendment #1, dated July 31, 1972, filed as
                    Exhibit 3.1(a) to Registration Statement No.
                    2-45633.
            *(b)    Amendment #2, dated August 1, 1972, filed as
                    Exhibit 3.1(b) to Registration Statement No.
                    2-45633.
            *(c)    Amendment #3, dated November 15, 1972, filed
                    as Exhibit 3.1(c) to Registration Statement
                    No. 2-45633.
            *(d)    Amendment #4, dated December 6, 1972, filed
                    as Exhibit 3.1(d) to Registration Statement
                    No. 2-45633.
            *(e)    Amendment #5, dated December 12, 1972, filed
                    as Exhibit 1 to Registrant's Form 10-K for
                    the fiscal year ended July 31, 1973.
            *(f)    Amendment #6, dated December 13, 1979, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 13, 1979.
            *(g)    Amendment #7, dated July 9, 1981, filed as
                    Appendix to Proxy Statement relating to
                    Special Meeting of Shareholders held on
                    July 9, 1981.
            *(h)    Amendment #8, dated December 15, 1982, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 15, 1982.
            *(i)    Amendment #9, dated December 10, 1985, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 10, 1985.
            *(j)    Amendment #10, dated December 14, 1987, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 14, 1987.
   *(4.1)   Declaration of Trust (see Exhibit 3.1 above).
    (4.2)   Form of Indenture relating to Senior Securities to
            be entered into by the Trust and a banking
            institution organized under the laws of the United
            States of America or a particular State thereof.
  **(4.3)   Form of Senior Securities.
  **(4.4)   Form of Indenture relating to Subordinated
            Securities to be entered into by the Trust and a
            banking institution organized under the laws of the
            United States of America or a particular State
            thereof.
  **(4.5)   Form of Subordinated Securities.
  **(4.6)   Resolutions adopted by the Board of Trustees of the
            Trust authorizing the issuance and establishing the
            terms of the Preferred Shares.
  **(4.7)   Form of Preferred Shares Certificate.
  **(4.8)   Form of Deposit Agreement (including Form of
            Depositary Receipt).
  **(4.9)   Form of Common Shares Certificate.
 **(4.10)   Form of Warrants Agreement.
    **(5)   Opinion of Robinson Silverman Pearce Aronsohn &
            Berman re legality.
    **(8)   Opinion of Altheimer & Gray re tax matters.
     (12)   Statements re computation of ratios.
 **(23.1)   Consent of Counsel (contained in Exhibit 5).
 **(23.2)   Consent of Tax Counsel (contained in Exhibit 8).
   (23.3)   Consent of Coopers & Lybrand.
   (23.4)   Consent of Eichler, Bergsman, Belonsky & Co.
     (24) Powers of Attorney (included on signature pages). **(25.1) Statement of Eligibility of Senior Securities
            Trustee on Form T-1.
 **(25.2)   Statement of Eligibility of Subordinated Securities
            Trustee on Form T-1.


____________________
 *  Incorporated herein by reference as above indicated.
** To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.



Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

                   (ii)  To reflect in the prospectus any facts
          or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in the periodic reports filed by the Registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby further undertakes to file applications for the purpose of determining the eligibility of the Senior Securities Trustee and the Subordinated Securities Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on 28th day of April, 1994.

                                        NEW PLAN REALTY TRUST


                                        By  /s/ William Newman

                                        _________________________
                                             William Newman,
                                             Chief Executive
                                             Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Newman or Arnold Laubich his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature        Title                    Date
        _________        _____                    ____

/s/ William Newman       Chief Executive Officer  April 28, 1994
__________________       and Trustee
  William Newman


/s/ Michael Brown        Chief Financial and      April 28, 1994
_________________        Accounting Officer, Controller
    Michael Brown


/s/ Arnold Laubich       President, Chief
                         Operating                April 28, 1994
__________________       Officer and Trustee
    Arnold Laubich


/s/ Norman Gold          Trustee                  April 28, 1994
_______________
  Norman Gold

/s/ Melvin D. Newman     Trustee                  April 28, 1994
____________________
  Melvin D. Newman


/s/ Raymond H. Bottorf   Trustee                  April 28, 1994
______________________
  Raymond H. Bottorf


/s/ James M. Steuterman  Senior Vice President--  April 28, 1994
_______________________  Acquisitions and Trustee
  James M. Steuterman


/s/ Dean Bernstein       Vice President           April 28, 1994
__________________       and Trustee
  Dean Bernstein

                          EXHIBIT INDEX


      Exhibit No.        Description              Page No.
      ___________        ___________              ________


  **(1.1)   Form of Underwriting Agreement Basic Provisions
            for Debt Securities and Warrants to Purchase Debt
            Securities.
  **(1.2)   Form of Underwriting Agreement Basic Provisions for
            Preferred Shares, Depositary Shares, Common Shares
            and Warrants.
   *(3.1)   Declaration of Trust, dated July 31, 1972, filed as
            Exhibit 3.1 to Registration Statement No. 2-45633,
            together with the following amendments:
            *(a)    Amendment #1, dated July 31, 1972, filed
                    as Exhibit 3.1(a) to Registration Statement
                    No. 2-45633.
            *(b)    Amendment #2, dated August 1, 1972, filed
                    as Exhibit 3.1(b) to Registration Statement
                    No. 2-45633.
            *(c)    Amendment #3, dated November 15, 1972, filed
                    as Exhibit 3.1(c) to Registration Statement
                    No. 2-45633.
            *(d)    Amendment #4, dated December 6, 1972, filed
                    as Exhibit 3.1(d) to Registration Statement
                    No. 2-45633.
            *(e)    Amendment #5, dated December 12, 1972, filed
                    as Exhibit 1 to Registrant's Form 10-K for
                    the fiscal year ended July 31, 1973.
            *(f)    Amendment #6, dated December 13, 1979, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 13, 1979.
            *(g)    Amendment #7, dated July 9, 1981, filed as
                    Appendix to Proxy Statement relating to
                    Special Meeting of Shareholders held on
                    July 9, 1981.
            *(h)    Amendment #8, dated December 15, 1982, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 15, 1982.
            *(i)    Amendment #9, dated December 10, 1985, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 10, 1985.
            *(j)    Amendment #10, dated December 14, 1987, filed
                    as Appendix A to Proxy Statement relating to
                    Annual Meeting of Shareholders held on
                    December 14, 1987.
   *(4.1)   Declaration of Trust (see Exhibit 3.1 above).
    (4.2)   Form of Indenture relating to Senior Securities to
            be entered into by the Trust and a banking
            institution organized under the laws of the United
            States of America or a particular
            State thereof.
  **(4.3)   Form of Senior Securities.

      Exhibit No.                  Description    Page No.
      ___________             ___________         ________

  **(4.4)   Form of Indenture relating to Subordinated
            Securities
            to be entered into by the Trust and a banking
            institution organized under the laws of the United
            States of America or a particular State thereof.
  **(4.5)   Form of Subordinated Securities.
  **(4.6)   Resolutions adopted by the Board of Trustees of the
            Trust authorizing the issuance and establishing the
            terms of the Preferred Shares.
  **(4.7)   Form of Preferred Shares Certificate.
  **(4.8)   Form of Deposit Agreement (including Form of
            Depositary Receipt).
  **(4.9)   Form of Common Shares Certificate.
  **(4.10)  Form of Warrants Agreement.
    **(5)   Opinion of Robinson Silverman Pearce Aronsohn &
            Berman re legality.
    **(8)   Opinion of Altheimer & Gray re tax status.
     (12)   Statements re computation of ratios.
 **(23.1)   Consent of Counsel (contained in Exhibit 5).
 **(23.2)   Consent of Tax Counsel (contained in Exhibit 8).
   (23.3)   Consent of Coopers & Lybrand.
   (23.4)   Consent of Eichler, Bergsman, Belonsky & Co.
     (24)   Powers of Attorney (included on signature pages).
 **(25.1)   Statement of Eligibility of Senior Securities
            Trustee on Form T-1.
 **(25.2)   State of Eligibility of Subordinated Securities
            Trustee on Form T-1.

____________________
 *  Incorporated herein by reference as above indicated.
** To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.